UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2006
Date of Report (Date of earliest event reported)

GA COMPUTER SCIENCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51573	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

349 – 6540 East Hastings Street
Burnaby, British Columbia, Canada	V7Y 1C6
(Address of principal executive offices)	(Zip Code)

(775) 881-3390
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective January 17, 2006, the Company completed a ten-for-one split of its issued and outstanding common stock. As a result of the stock split, the Company’s authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 per share, of which 7,377,500 shares were issued and outstanding, to 750,000,000 shares of common stock with a par value of $0.001 per share, of which 73,775,000 are issued and outstanding.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

As a result of the stock split, the symbol under which the Company’s shares trade on the OTC Bulletin Board has been changed from “GACS” to “GACU,” effective January 17, 2006.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	3.1	Certificate of Change to Authorized Capital effective January 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GA COMPUTER SCIENCES INC.

Date: January 17, 2006
	By:	/s/ Peter J. Hoyle

PETER J. HOYLE
President, Chief Executive Officer,
and Director